Exhibit 99.5

CC3 ACQUISITION, LLC

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2013 (UNAUDITED) AND DECEMBER 31, 2012

	June 30, 2013	December 31,
	(unaudited)	2012
ASSETS
PROPERTY AND EQUIPMENT:
Land and land improvements	$68,324,433	$68,262,391
Building and building improvements	549,459,770	548,934,910
Furniture, fixtures, and equipment	18,750,777	18,394,875
Construction in progress	1,106,507	670,660

	637,641,487	636,262,836
Less accumulated depreciation	(53,512,270)	(42,647,192)

Property and equipment — net	584,129,217	593,615,644
CASH AND CASH EQUIVALENTS	6,313,610	11,608,102
RESTRICTED CASH	9,467,939	7,574,763
ACCOUNTS RECEIVABLE — Net of allowance for doubtful accounts of $294,650 and $225,273 for 2013 and 2012, respectively	1,403,963	1,263,494
RENT AND WORKING CAPITAL RECEIVABLE FROM AFFILIATES	219,170	221,212
PREPAID EXPENSES AND OTHER ASSETS	824,777	1,458,374
DEFERRED RENT RECEIVABLE	2,333,664	2,298,285
DEFERRED FINANCING COSTS — Net of accumulated amortization of $6,807,344 and $5,445,873 for 2013 and 2012, respectively	1,588,382	2,949,853
DEFERRED TAX ASSET	1,101,563	911,418
BELOW MARKET LEASE INTANGIBLE—Net of accumulated amortization of $209,932 and $167,946 for 2013 and 2012, respectively	2,890,068	2,932,054

TOTAL	$610,272,353	$624,833,199

LIABILITIES AND MEMBERS’ EQUITY
LIABILITIES:
Notes payable	$434,940,000	$434,940,000
Accrued interest	2,041,678	2,123,345
Accounts payable and accrued expenses	5,718,524	6,814,708
Payable to affiliates — net	602,448	397,232
Payable to Sunrise Third partners (Note1)	152,535	152,535
Deferred rent liability	842,822	675,206
Deferred revenue	5,908,174	5,901,050
Security and reservation deposits	50,000	64,500
Above market lease intangible—Net of accumulated amortization of $14,098 and $11,278 for 2013 and 2012, respectively	485,902	488,722

Total liabilities	450,742,083	451,557,298
MEMBERS’ EQUITY	159,530,270	173,275,901

TOTAL	$610,272,353	$624,833,199

See notes to consolidated financial statements.

CC3 ACQUISITION, LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012 (UNAUDITED)

	2013	2012
OPERATING REVENUE:
Resident fees	$62,604,726	$59,171,804
Lease income from affiliate	8,728,700	8,863,644
Other income	380,342	361,716

Total operating revenue	71,713,768	68,397,164

OPERATING EXPENSES:
Labor	27,237,737	25,586,119
Depreciation and amortization	10,865,077	11,797,278
General and administrative	3,262,247	2,772,282
Taxes and license fees	3,162,122	3,038,828
Management fees to affiliate	3,138,831	2,961,154
Food	2,087,911	1,974,592
Insurance	1,848,941	2,103,813
Utilities	1,736,694	1,699,866
Repairs and maintenance	1,506,571	1,570,825
Advertising and marketing	1,031,664	880,756
Ancillary expenses	725,581	598,113
Ground lease expense	423,120	422,827
Bad debt	208,443	310,436

Total operating expenses	57,234,939	55,716,889

INCOME FROM OPERATIONS	14,478,829	12,680,275

OTHER EXPENSES (INCOME):
Interest expense	16,153,508	16,225,662
Income tax expense	70,094	138,517
Interest income	(268)	(577)
Other income	(19,022)	(21,258)

Total other expenses	16,204,312	16,342,344

NET LOSS	$(1,725,483)	$(3,662,069)

See notes to consolidated financial statements.

CC3 ACQUISITION, LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2013 (UNAUDITED)

	CNL Income Senior Holding, LLC	Sunrise Senior Living Investments, Inc.	Total
MEMBERS’ EQUITY — December 31, 2012	$94,575,676	$78,700,225	$173,275,901
Distributions	(7,829,557)	(4,190,591)	(12,020,148)
Net loss	(1,035,290)	(690,193)	(1,725,483)

MEMBERS’ EQUITY — June 30, 2013	$85,710,829	$73,819,441	$159,530,270

See notes to consolidated financial statements.

CC3 ACQUISITION, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012 (UNAUDITED)

	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,725,483)	$(3,662,069)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	10,865,077	11,701,751
Gain on sale of assets	(19,022)	(21,258)
Provision for bad debts	208,443	310,436
Deferred rent receivable	(35,379)	(384,614)
Amortization of financing costs	1,361,471	1,361,470
Deferred tax	(190,145)	—
Amortization of resident lease intangible	—	95,527
Amortization of net below market lease intangible	39,166	39,013
Deferred rent liability	167,616	167,616
Changes in operating assets and liabilities:
Accounts receivable	(348,912)	126,630
Rent and working capital receivable from affiliates	2,042	453,333
Prepaid expenses and other assets	633,597	777,200
Accounts payable and accrued expenses	(971,982)	(1,026,051)
Income taxes payable	—	(362,638)
Accrued interest	(81,667)	(81,666)
Payable to affiliates — net	205,216	(664,211)
Reserve funds due to affiliates	—	(130,970)
Deferred revenue	7,124	74,761
Security and reservation deposits	(14,500)	(7,000)

Net cash provided by operating activities	10,102,662	8,767,260

CASH FLOWS FROM INVESTING ACTIVITIES:
Restricted cash	(1,893,176)	(1,488,892)
Purchases of property and equipment	(1,502,852)	(1,736,949)
Proceeds from sale of assets	19,022	81,258

Net cash used in investing activities	(3,377,006)	(3,144,583)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions	—	3,106,467
Distributions	(12,020,148)	(10,075,899)

Net cash used in financing activities	(12,020,148)	(6,969,432)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(5,294,492)	(1,346,755)
CASH AND CASH EQUIVALENTS — Beginning of year	11,608,102	9,663,977

CASH AND CASH EQUIVALENTS — End of period	$6,313,610	$8,317,222

(Continued)

CC3 ACQUISITION, LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012 (UNAUDITED)

	2013	2012
SUPPLEMENTAL DISCLOSURE OF NONCASH INFORMATION:
Accrued capital expenditures	$38,374	$104,255

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$14,863,415	$14,945,082

See notes to consolidated financial statements.

CC3 ACQUISITION, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012 (UNAUDITED)

1.	ORGANIZATION

CC3 Acquisition, LLC (the “Company”) was formed on November 5, 2010 under the laws of the state of Delaware as a limited liability company. The Company was organized to acquire 100% of the membership interests in Sunrise Third Senior Living Holdings, LLC (“Sunrise Third”) which owned and operated 29 assisted living facilities (collectively, the “Facilities”). At formation, its sole member was Sunrise Senior Living Investments, Inc. (“SSLII”), a wholly owned subsidiary of Sunrise Senior Living, Inc. (“SSLI” or “Sunrise”). On January 10, 2011, the Company acquired 100% of the membership interests in Sunrise Third and in conjunction with the transaction, CNL Income Senior Holding, LLC (“CNL”) contributed $134,865,252 and was admitted as a member of the Company. SSLII contributed cash of $9,910,592 in conjunction with the transaction along with its interest in Sunrise Third valued at fair value of approximately $79,999,576 (the “2011 Recapitalization”). The limited liability agreement (“LLC Agreement”) was amended and the capital accounts were adjusted to reflect the new ownership structure with CNL as the managing member owning 60% and SSLII owning 40%. The Company shall continue in full force and effect until January 10, 2041 unless sooner terminated under the terms of the LLC Agreement.

In conjunction with the 2011 Recapitalization, the Company obtained new debt of $435,000,000 as further described in Note 2.

Total consideration paid for Sunrise Third, including interests contributed, was $630,625,410 (excluding transaction costs). At the 2011 Recapitalization date, $374,379 was payable to the Sunrise Third partners for earnings prior to the 2011 Recapitalization. At June 30, 2013, $152,535 of the payable was still outstanding.

The LLC Agreement, effective January 10, 2011, details the commitments of the members and provides the procedures for the return of capital to the members with defined priorities. All net cash flow from operations and capital proceeds is to be distributed according to the priorities as specified in the agreements. Any member can require additional capital to cure an event of default or to avoid an event of default under the loan agreements. The members must mutually agree upon additional capital requests for all other circumstances, including funding for operating shortfalls if they are determined to be reasonably necessary to effectuate any cost or expense associated with the operation or maintenance of any Facility or as it may be contemplated under the management agreements of the Facilities. Contributions are made in proportion to the relative percentage interests of the member at the time of the request. Net income (loss) is allocated to the members in proportion to their relative percentage interests.

Sunrise has the option to purchase, exercisable in Sunrise’s sole discretion, one hundred percent (100%) of CNL’s ownership interest in the Company upon the expiration of the second Company Year per the LLC Agreement. If Sunrise exercises the purchase option at any time prior to the fourth Company Year, CNL will be paid a purchase price equal to the amount necessary to return to CNL a 13% internal rate of return on the CNL total capital contributions, after taking into account all amounts previously distributed to CNL. If Sunrise exercises the purchase option at any time on or after the fourth Company Year, CNL will be paid a purchase price equal to the amount necessary to return to CNL a 14% internal rate of return on the CNL total capital contributions.

As of June 30, 2013, the Company owns the following 29 Facilities:

Operator Entity	Location	Date Opened
Sunrise Village House, LLC	Montgomery Village, Maryland	May 1993
Sunrise Weston Assisted Living, LP	Weston, Massachusetts	December 1997
Sunrise Flossmoor Assisted Living, LLC	Flossmoor, Illinois	November 1999
Sunrise Gahanna Assisted Living, LLC	Gahanna, Ohio	March 1998
Sunrise Third Tustin, SL, LP	Tustin, California	September 2000
Sunrise Third Edgewater SL, LLC	Edgewater, New Jersey	October 2000
Sunrise Third Alta Loma SL, LP	Alta Loma, California	January 2001
Sunrise Chesterfield Assisted Living, LLC	Chesterfield, Missouri	October 2000
Sunrise Third Claremont SL, LP	Claremont, California	December 2000
Sunrise Third Holbrook SL, LLC	Holbrook, New York	June 2001
Sunrise Third Crystal Lake SL, LLC	Crystal Lake, Illinois	February 2001
Sunrise Third Gurnee SL, LLC	Gurnee, Illinois	May 2002
Sunrise Third West Bloomfield SL, LLC	West Bloomfield, Michigan	August 2000
Sunrise Third University Park SL, LLC	Colorado Springs, Colorado	February 2001
East Meadow A.L., LLC	East Meadow, New York	March 2002
Sunrise Third East Setauket SL, LLC	East Setauket, New York	June 2002
Sunrise North Naperville Assisted Living, LLC	Naperville, Illinois	June 2002
Sunrise Third Schaumburg SL, LLC	Schaumburg, Illinois	September 2001
Sunrise Third Roseville SL, LLC	Roseville, Minnesota	December 2001
Sunrise Third Lincroft SL, LLC	Lincroft, New Jersey	December 2001
Sunrise Third Plainview SL, LLC	Plainview, New York	January 2002
White Oak Assisted Living, LLC	Silver Spring, Maryland	March 2002
Canoga Park Assisted Living, LLC	West Hills, California	June 2002
Sunrise Basking Ridge Assisted Living, LLC	Basking Ridge, New Jersey	September 2002
Sunrise Third Dix Hills SL, LLC	Dix Hills, New York	March 2003
Sunrise Marlboro Assisted Living, LLC	Marlboro, New Jersey	January 2002
Sunrise Belmont Assisted Living, LLC	Belmont, California	October 2002
Sunrise Third West Babylon SL, LLC	West Babylon, New York	January 2003
Sunrise Kennebunk ME Senior Living, LLC	Kennebunk, Maine	December 2005

The Company owns and operates the 23 Facilities that are not located in the State of New York (“Non-NY Facilities”) to provide senior living services. Senior living services include a residence, meals, and non-medical assistance to elderly residents for a monthly fee. The Non-NY Facilities’ services are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their family, or another responsible party.

The Company owns and leases the six Facilities located in the State of New York (“NY Facilities”) to Sunrise NY Tenant, LLC (“SRZ Tenant”), a wholly owned subsidiary of SSLI. SRZ Tenant has site control and cash surplus agreements with six limited liability companies (the “GWCs”) to operate the NY Facilities. The GWCs are ultimately controlled by SSLI with 2 of the 3 voting interests held by employees of Sunrise Senior Living Management, Inc. (“SSLMI”), a wholly owned subsidiary of SSLI.

On August 21, 2012, SSLI and Health Care REIT, Inc. (“HCN”) entered into an agreement for HCN to acquire all of the outstanding common stock of SSLI for $14.50 per share in an all-cash transaction.

On September 13, 2012, in conjunction with the August 21, 2012 agreement, Red Fox Management, LP (“Red Fox”), a new entity formed by Kohlberg Kravis Roberts & Co. L.P., Beecken Petty O’Keefe & Company and Coastwood Senior Housing Partners LLC, entered into a Membership Interest Purchase Agreement with SSLI to acquire SSLMI for approximately $130,000,000 with HCN investing approximately $26,000,000 for a 20% ownership interest. The Company has management agreements with SSLMI to manage the Facilities.

On January 9, 2013, Sunrise consummated the transactions with HCN and Red Fox. As part of the transaction, HCN acquired Sunrise’s equity interests in joint ventures that own 58 senior housing communities, including the Company. In addition, HCN announced the acceleration of all planned joint venture buyouts, including the Company.

On July 1, 2013, HCN closed on a purchase and sale agreement (“PSA”) with CNL. Pursuant to the PSA, HCN purchased CNL’s membership interests in the Company for a purchase price of approximately $144,880,000, including transaction costs.

2.	NOTES PAYABLE

On January 10, 2011, the Company entered into a loan agreement to obtain new debt totaling $435,000,000 to finance the acquisition of the 29 Facilities. The loan agreement originally provided for a loan in the amount of $325,000,000 and three mezzanine loans totaling $110,000,000. The loans are secured by the Facilities and are subject to prepayment penalties if paid prior to August 2013. Payments required on the loan are guaranteed by SSLI and CNL Income Partners, LP, an affiliate of CNL. The loan agreement provides for an initial fixed interest rate of 6.76% and requires monthly interest-only payments until maturity in February 2014.

In March 2011, the loan agreement was amended to provide for the loan amount to be subdivided into five components with an aggregate interest rate of 6.11%. The amendments also changed the allocation of amounts financed under the three mezzanine loans and provided for varying interest rates for these loans. The weighted average of the interest rates for all loans remained at 6.76%.

A summary of loan terms and balances as of June 30, 2013 is as follows:

	Interest	Loan Balances as of
Loan Tranche	Rate	June 30, 2013
Loan	6.11%	$324,940,000
Mezzanine A Loan	8.00%	40,000,000
Mezzanine B Loan	8.50%	45,000,000
Mezzanine C Loan	10.15%	25,000,000

Total	6.76%	$434,940,000

The Company is subject to non-financial covenants under the loan agreement. As of June 30, 2013, the Company was in compliance with all covenants.

The fair value of the Company’s notes payable has been estimated based on current rates offered for debt with the same remaining maturities and comparable collateralizing assets. Changes in assumptions or methodologies used to make estimates may have a material effect on the estimated fair value. The estimated fair value of the Company’s notes payable approximated their carrying value at June 30, 2013.

3.	SUBSEQUENT EVENTS

On July 1, 2013, HCN closed on a PSA with CNL. Pursuant to the PSA, HCN purchased CNL’s membership interests in the Company for a purchase price of approximately $144,880,000, including transaction costs. The PSA was a result of exercising the purchase option under the LLC agreement as described in Note 1.

The Company reviewed subsequent events through September 12, 2013, the date the consolidated financial statements were issued.